UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

 __________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

June 14, 2018

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Thursday, June 14, 2018, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1.	The election of four Class III directors, each to hold office until the Company’s annual meeting of shareholders in 2021 and until his or her successor is duly elected and qualifies;

2.	The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	The amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan; and

4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 5, 2018, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 9 OF THIS PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
SECRETARY

April 20, 2018

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

__________

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

June 14, 2018

__________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, June 14, 2018, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders (“Notice”). This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 20, 2018, to shareholders of record as of the close of business on April 5, 2018. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries.

A copy of the Company’s annual report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 14, 2018

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2017 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577- 9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement and is not and should not be considered part of this Proxy Statement.

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Proxy Statement Summary

This summary highlights the proposals to be voted upon, as well as the financial performance, strategic growth and corporate governance information described in more detail elsewhere in this Proxy Statement.

Annual Meeting Proposals

Proposal		Recommendation of the Board

1.	Election of Directors	FOR each of the nominees

2.	Ratification of Independent Registered Public Accounting Firm	FOR

3.	The amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan	FOR

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Financial Performance and Strategic Growth Highlights

UMH Properties, Inc. had another strong year in 2017. To highlight some of our many accomplishments, as discussed in our 2017 Annual Report to shareholders, the Company:

●	Increased Rental and Related Income by 12.3%;

●	Increased Community Net Operating Income (“NOI”)[1] by 12.3%;

●	Increased Same Property NOI by 7.6%;

●	Increased Same Property Occupancy from 81.2% to 82.7%;

●	Increased home sales by 27.1%;

●	Acquired 11 communities containing approximately 2,000 homesites for a total cost of $63.3 million, including our first community in Maryland, bringing our total property portfolio to 112 manufactured home communities with over 20,000 developed homesites;

●	Completed Phase I of a redevelopment community, Memphis Blues, our first all-rental community;

●	Increased our rental home portfolio by 948 homes to approximately 5,600 total rental homes, representing an increase of 20.3%;

●	Increased rental home occupancy from 91.5% to 93.0%;

●	Reduced the weighted average interest rate on our mortgage debt from 4.3% to 4.2%;

●	Reduced the weighted average interest rate on our total debt from 4.1% to 4.0%;

●	Issued 5,750,000 shares of a new 6.75% Series C Cumulative Redeemable Preferred Stock, for net proceeds after deducting the underwriting discount and other estimated offering expenses, of approximately $139 million;

●	Redeemed our high coupon 8.25% Series A Preferred Stock, resulting in $1.4 million in annual preferred dividend savings;

●	Issued 1,400,000 shares of our common stock raising net proceeds of $22.5 million, in conjunction with our inclusion in the MSCI REIT Index;

●	Raised $60.4 million through our Dividend Reinvestment and Stock Purchase Plan;

●	Reduced our Net Debt to Total Market Capitalization from 35.4% to 31.7% and our Net Debt Less Securities to Total Market Capitalization from 24.3% to 20.2%; and,

●	Increased our total market capitalization to $1.2 billion, representing an increase of 18%.

1 NOI is a non-GAAP performance measure. See Financial Information for a discussion of our non-GAAP performance measures.

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Corporate Governance Highlights

UMH Properties, Inc. was incorporated in 1968. We believe that good corporate governance has been an essential element of the Company’s successful history. The Company’s long-term performance and profitability support its current corporate governance model. Our Board believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Some corporate governance highlights are as follows:

●	Presiding Director: Our Board of Directors has designated an independent director as presiding director.

●	Independent Board of Directors: A majority of the Company’s directors are independent within the meaning of SEC rules and the listing standards of the New York Stock Exchange. All committee members are independent under applicable NYSE and SEC rules for committee membership. Each of the four members of our audit committee qualifies as an “audit committee financial expert” under applicable SEC rules (SEC rules require that at least one director qualify as an “audit committee financial expert”). The Company’s independent directors meet in executive session at least annually.

●	Substantial Insider Ownership: Management’s Interests are Aligned with Shareholder Interests. The aggregate stock ownership of Company directors and executive officers represents approximately 11.0% of the Company’s outstanding shares, which currently represents the largest block of shareholders and helps align our management’s interests with our shareholders’ interests.

●	Considerable CEO Stock Ownership Requirements. The Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his base salary and is well within compliance with these requirements, currently owning in excess of three times this ownership requirement.

●	Robust Director Stock Ownership Guidelines. The Company recommends that each individual serving as a director on the Board own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. Currently, seven out of the ten directors satisfy this requirement.

●	Corporate Sustainability. The Company is committed to environmental and social stewardship for the purpose of creating value for its shareholders, residents, employees and communities and reducing its impact on the environment.

●	Annual Assessment of Compensation. The Company annually assesses its compensation policies to determine whether such policies encourage excessive risk taking.

●	Anti-Hedging Policy. The Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.

●	No Poison Pill: We have not adopted a shareholder rights plan.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on April 5, 2018, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Thursday, June 14, 2018, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2018 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained Okapi Partners LLC (“Okapi”), a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay Okapi a fee of approximately $13,500, plus out-of-pocket expenses. You may contact Okapi at (877)-629-6355.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”) our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on April 5, 2018, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on April 5, 2018, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

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Who may vote?

You may vote if you owned shares of our common stock at the close of business on April 5, 2018, which is the record date for the Annual Meeting. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each share of common stock you owned as of the record date. Cumulative voting is not permitted in the election of directors.

What is a quorum for the Annual Meeting?

As of the close of business on April 5, 2018, we had 36,356,144 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on? At the Annual Meeting, you may consider and vote on:

●	The election of four Class III directors, each to serve until the 2021 annual meeting of shareholders and until his or her respective successor is duly elected and qualifies;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

●	The amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan; and

●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

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What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class III director (Proposal No. 1);

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 2); and

FOR the amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan (Proposal No. 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast in the election of directors.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3: The amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan requires the affirmative vote of a majority of the votes cast for the proposal.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal No. 1 (Election of Directors) or Proposal No. 3 (Approval of the amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan) without specific instructions from you.

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How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held of record in your name, there are three ways for you to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on June 13, 2018. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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If you mail us your properly completed and signed Proxy Card, or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the approval of the amendment and restatement of the Company’s 2013 Stock Option and Stock Award Plan; and in their discretion on any additional matters properly brought before the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Can I revoke my proxy? Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

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What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Stockholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling American Stock Transfer & Trust Company, LLC (“AST”) at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any stockholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Four Class III directors are up for election at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2021 and until their successors are duly elected and qualify. The four nominees for election as Class III directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class III director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his or her term expires.

The Company’s Board of Directors currently consists of ten directors, four of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualify.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the four Class III Director nominees during the last five years has been furnished to the Company by such nominee:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	59	Vice President and Chief Financial Officer (1995 to present), Chief Accounting Officer (1991 to present), Treasurer (2004 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Interim Chief Financial Officer (March 2012 to July 2012), Treasurer (2010 to 2013), Chief Financial Officer (1991 to 2010) and Director (1993 to 2004, and 2007 to 2017) of Monmouth Real Estate Investment Corporation, an affiliated company. Ms. Chew’s extensive public accounting, finance and real estate industry experience is the primary reason, among others, why Ms. Chew serves on our Board.	1995

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Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Eugene W. Landy	84	Founder (1968), Chairman of the Board (1995 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to present), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation, an affiliated company. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

Samuel A. Landy	57	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Attorney at Law; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership is the primary reason, among others, why Mr. Landy serves on our Board.	1992

Stuart D. Levy	48	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to present). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect four Class III Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

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Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

YOU VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class I Directors with Terms Expiring in 2019

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Michael P. Landy	56	Director. Executive Vice President (2010 to 2012), Vice President – Investments (2001 to 2010). President and Chief Executive Officer (2013 to present), Chief Operating Officer (2011 to 2013), Executive Vice President (2009 to 2010), Executive Vice President – Investments (2006 to 2009), Vice President – Investments (2001 to 2006) and Director (2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Member of New York University’s REIT Center Board of Advisors (2013 to present). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management is the primary reason, among others, why Mr. Landy serves on our Board.	2011

James E. Mitchell	77	Independent Director. Attorney at Law; General Partner, Mitchell Partners, L.P. (1979 to present); President, Mitchell Capital Management, Inc. (1987 to present); Director (2017 to present) of Aztec Land and Cattle Co., Ltd. Mr. Mitchell’s extensive experience in real estate investment is the primary reason, among others, why Mr. Mitchell serves on our Board.	2001

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Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Stephen B. Wolgin	64	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc., a real estate advisory services group based in New Jersey (2000 to present); Director (2003 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Prior Partner with the Logan Equity Distressed Fund (2007 to 2017); Prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation, and Grubb and Ellis. Mr. Wolgin’s extensive experience as a real estate and finance consultant and experience in the real estate industry are the primary reasons, among others, why Mr. Wolgin serves on our Board.	2007

Class II Directors with Terms Expiring in 2020

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	55	Independent Director. Founder and Managing Partner of JAC Partners, LLC (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present); Principal of Advalurem Group (2012-2014); Prior affiliations with CW Capital and Credit Suisse. Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	58	Presiding Independent Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch. Adjunct Professor of Law, Delaware Law School of Widener University (1993 to present); Director (2000 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry is the primary reason, among others, why Mr. Hirsch serves on our Board.	2013

Kenneth K. Quigley, Jr.	60	Independent Director. Attorney at Law; President of Curry College (1996 to present); Director of Randolph Bancorp (2013 to present); Director of Central Bancorp (2010 to 2011). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience is the primary reason, among others, why Mr. Quigley serves on our Board.	2016

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Five of the Company’s directors are also directors of Monmouth Real Estate Investment Corporation (“MREIC”), a publicly-owned affiliate of the Company, which engages in the ownership and operation of net-leased industrial properties subject to long-term leases primarily to investment grade tenants.

Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	42	General Counsel and Secretary (2015 to present), In-house Counsel (2012 to 2014). Attorney at Law (2001 to present); Assistant Corporation Counsel at the New York City Law Department (2007 to 2012).	N/A

Brett Taft	28	Vice President (2016 to present), Vice President-Acquisition and Property Integration (2013 to 2016). Member of the Board of Directors for CentraState Healthcare Foundation (2017 to present).	N/A

CORPORATE GOVERNANCE AND BOARD MATTERS

UMH Properties, Inc. was incorporated in 1968. We believe that good corporate governance has been an essential element of the Company’s successful history. We are committed to maintaining sound corporate governance principles. The Board of Directors has periodically updated and approved formal Corporate Governance Guidelines that address the qualifications and responsibilities of directors, director independence, committee structure and responsibilities, and interactions with management, among other matters. The Corporate Governance Guidelines are available on the Company’s website at www.umh.reit. Together with the charter and bylaws of the Company and the charters of the Board’s committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

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Substantial Insider Ownership

The aggregate stock ownership of Company directors and executive officers represents approximately 11.0% of the Company’s outstanding shares, which currently represents the largest block of shareholders. This substantial ownership clearly aligns management’s interests with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the independent non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and are available in print upon request.

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Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. Each director attended all of the meetings of the Board of Directors and of meetings of the Committees on which he or she served. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Eight directors attended the Company’s 2017 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

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Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had five meetings during the year ended December 31, 2017, including an executive session with the independent registered public accounting firm, which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found at the Company’s website at www.umh.reit.

The current members of the Company’s Audit Committee are Jeffrey A. Carus, Stuart D. Levy, Kenneth K. Quigley, Jr. and Stephen B. Wolgin (who serves as the Chairman of the Audit Committee). The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other named executive officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other named executive officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s 2013 Stock Option and Stock Award Plan (2013 Plan) and predecessor plans. The Compensation Committee had at least one meeting during the year ended December 31, 2017. The current members of the Compensation Committee are Jeffrey A. Carus (who serves as Chairman of the Compensation Committee), Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found at the Company’s website at www.umh.reit.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance guidelines and, consistent with such guidelines, oversees the evaluation of Board and management. The Nominating and Corporate Governance Committee had at least one meeting during the year ended December 31, 2017. The current members of the Nominating and Corporate Governance Committee are Matthew I. Hirsch, Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin (who serves as the Chairman of the Nominating and Corporate Governance Committee). The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under its charter which can be found at the Company’s website at www.umh.reit.

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The principal function of the Nominating and Corporate Governance Committee is to review and select candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder, and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for more information.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Governance Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Governance Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Governance Committee considers diversity of background and personal experience in identifying director candidates. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating and Corporate Governance Committee by the Committee Chairman. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if the Nominating and Corporate Governance Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee, the President and Chief Executive Officer and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Governance Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

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Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had at least one meeting during the year ended December 31, 2017. The Board of Directors has selected an independent director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

Shareholder Communications

UMH Properties, Inc. believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted on our website at www.umh.reit. During 2017 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted on our website at www.umh.reit.

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As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

Effective September 2015, the Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his or her base salary. The Chief Executive Officer’s stock ownership levels will be evaluated on an annual basis. The value of stock holdings will be calculated based on the closing price of a share of common stock of the Company on the last trading day of the year, which was $14.90 on December 29, 2017. Shares owned by a director or officer include: shares owned outright by the director or officer or by his or her immediate family members residing in the same household; shares held in trust or under a similar arrangement for the economic benefit of the director or officer; restricted or unrestricted stock issued as part of the director or officer’s compensation, whether or not vested; shares acquired upon option exercise that the director or executive officer continues to own; and shares held for the director or executive officer’s account in a 401(k) or other retirement plan.

If the Chief Executive Officer meets the ownership requirements at the time of the annual review, he or she will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating and Corporate Governance Committee has authority to administer and interpret these requirements.

As of December 31, 2017, the Company’s Chief Executive Officer, Mr. Samuel A. Landy, owned shares of the Company’s common stock valued at $9,581,012, which is 19 times his base salary, and in excess of 3 times this ownership requirement.

Director Stock Ownership Guidelines

The Company recommends that each individual serving as a director on the Board of the Company own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. The value of stock holdings will be calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Director Stock Ownership Guidelines includes: a) Shares owned outright by the director or his or her immediate family members residing in the same household; b) Shares held in trust or under a similar arrangement for the economic benefit of the director; c) Restricted or unrestricted stock issued as part of a director’s compensation, whether or not vested; and d) Shares acquired upon option exercise that the participant continues to own. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and will include these guidelines as part of its annual review of directors. Currently, seven out of the ten directors satisfy this requirement.

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Environmental and Social Policy

UMH Properties, Inc. is committed to incorporating environmental and social considerations into its business practices to create value for its shareholders and enhance the communities where our residents live.

Environmental

●	All manufactured homes that are brought into our communities are constructed in accordance with the Federal Manufactured Homes Construction and Safety Standards (“HUD Code”). The HUD Code regulates the overall quality of the product including, strength, transportability, energy efficiency, fire resistance, heating, plumbing and electrical systems. It is the only federally regulated building code. The HUD Code was revised in the early 1990s to increase energy efficiency and ventilation standards, as well as improving wind-resistance standards for areas that are prone to hurricane-force winds.

●	The HUD Code’s strict requirements regarding insulation often results in manufactured homes being more energy efficient than conventional homes.

●	Manufactured homes are constructed in controlled, factory environments that are free from external elements. This, along with technological advances and greater flexibility in the construction process, reduces energy usage and waste associated with the production of manufactured homes compared to other forms of conventional housing.

●	Many of our manufacturers are employing green construction practices and utilizing renewable materials.

●	Many of the homes in our communities are ENERGY STAR Certified Homes and/or contain Energy Star appliances which reduce energy usage. ENERGY STAR Certified Homes are more energy efficient than homes built to the minimum code requirements and meet the EPA’s strict guidelines for energy efficiency. They feature effective insulation that meets or exceeds national code requirements, high-performance windows that help keep heat in during winter and out during the summer, tight construction and ducts that helps eliminate drafts, moisture, dust, pests and pollen and energy-efficient heating and cooling systems that use less energy.

●	Our communities’ landscaping prominently features trees and shrubbery which improve air quality, moderate the effects of sun and wind, preserve soil and support wildlife.

●	Recycling bins are featured in our communities to recycle paper, bottles and cans.

●	We are introducing NEST Thermostats into homes in our communities so that residents can obtain the savings provided by automatically managing home heating and cooling to maximize comfort and minimize energy use.

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Social

●	We are a source of quality, affordable housing for hardworking Americans.

●	We are a primary sponsor of the Open Space Pace which is a non-profit corporation that was created to promote open space in New Jersey for use by the equine, agricultural and recreation industries.

●	We are a sponsor of Special Strides Therapeutic Riding Center which is a non-profit organization devoted to improving the lives of individuals with special needs.

●	We regularly contribute to other charities, including the Boy Scouts of America, Boys and Girls clubs and local chambers of commerce.

●	We support continuing education through our contributions to colleges and universities, including Rutgers University.

●	We support our Armed Forces through our contributions to the U.S. Merchant Marine Academy.

●	Many of our communities host dinners for local law enforcement to thank them for their service and to enhance community relations.

●	We offer assistance to our long-term residents who face financial or medical difficulties in an effort to help them remain living in the community.

●	We encourage our team members to volunteer their services within their communities, including Little League, Girl Scouts of America, local hospitals, etc.

●	The Company offers a wellness program to its employees whereby they receive gift cards for enrolling in exercise classes and for gym memberships. This encourages our employees to improve their mental and medical well-being.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s common stock (“Common Shares”) as of April 5, 2018 by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	each of the Company’s directors;

●	each of the Company’s named executive officers; and

●	all of the Company’s named executive officers and directors as a group.

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Unless otherwise indicated, each of the persons named below has sole voting and investment power over the shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728. In determining the number and percentage of Shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within 60 days of April 5, 2018 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,664,208	(3)	10.08%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,443,772	(4)	6.72%
Jeffrey A. Carus	6,551	(5)	*
Anna T. Chew	491,282	(6)	1.34%
Matthew I. Hirsch	17,270	(7)	*
Craig Koster	54,518	(8)	*
Eugene W. Landy	1,672,204	(9)	4.54%
Samuel A. Landy	794,114	(10)	2.17%
Michael P. Landy	341,826	(11)	*
Stuart Levy	3,949	(12)	*
James E. Mitchell	251,453	(13)	*
Kenneth K. Quigley, Jr.	4,924	(14)	*
Brett Taft	66,155	(15)	*
Stephen B. Wolgin	27,520	(16)	*
UMH Properties, Inc. 401(k) Plan (UMH 401(k) Plan)	334,547	(17)	*
Directors and Officers as a group	4,066,313		10.89%
*Less than 1%

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(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed. Except as indicated in the footnotes to this table, none of the shares have been pledged as collateral.

(2)	The number of Shares outstanding on April 5, 2018 was 36,356,144 Shares.

(3)	Based on Schedule 13G as of December 31, 2017, filed by The Vanguard Group, the company owns 3,664,208 Shares. This filing with the SEC by The Vanguard Group indicates that Vanguard has sole voting power for 57,226 Shares and sole dispositive power for 3,588,232 Shares. Vanguard also has shared voting power for 21,900 Shares and shared dispositive power for 75,976 Shares.

(4)	Based on Schedule 13F as of December 31, 2017, filed by BlackRock, Inc, the company owns 2,443,772 Shares. This filing with the SEC by BlackRock, Inc indicates that BlackRock has sole voting power for 2,357,248 Shares.

(5)	Includes (a) 265 Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; and (b) 1,926 Shares of unvested restricted stock.

(6)	Includes (a) 311,282 Shares owned jointly with Ms. Chew’s husband; (b) 180,000 Shares issuable upon exercise of stock options; and (c) 50,813 Shares of unvested restricted stock. Excludes 33,701Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 33,701Shares held by the UMH 401(k) Plan for her benefit. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 2, 2019.

(7)	Includes (a) 14,143 Shares owned jointly with Mr. Hirsch’s wife; (b) 3,127 Shares owned by Mr. Hirsch’s wife; and (c) 1,926 Shares of unvested restricted stock.

(8)	Includes 50,000 Shares issuable upon exercise of stock options. Excludes 2,323 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 20,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 2, 2019.

(9)	Includes (a) 99,872 Shares owned by Mr. Eugene Landy’s wife; (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote; (c) 66,913 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (d) 57,561 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (e) 97,880 Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (f) 23,670 Shares held in Windsor Industrial Park Associates for which Mr. Landy has power to vote; (g) 31,752 Shares held in Juniper Plaza Associates for which Mr. Landy has power to vote; (h) 500,000 Shares issuable upon exercise of stock options; (i) 384,250 Shares pledged in a margin account; (j) 277,559 Shares pledged as security for loans; and (k) 19,211 Shares of unvested restricted stock. Excludes 100,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 2, 2019.

(10)	Includes (a) 42,779 Shares owned with Mr. Samuel Landy’s wife; (b) 6,221 Shares in the Samuel Landy Limited Partnership; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 200,000 Shares issuable upon exercise of stock options; (e) 98,420 Shares pledged in a margin account; (f) 349,036 Shares pledged as security for loans; and (g) 81,997 Shares of unvested restricted stock. Excludes 76,956 Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 76,956 Shares held by the UMH 401(k) Plan for his benefit. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 2, 2019.

(11)	Includes (a) 16,018 Shares owned by Mr. Michael Landy’s wife; (b) 59,202 Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 81,500 Shares pledged in a margin account; (e) 55,000 Shares pledged as security for loans; and (f) 1,926 Shares of unvested restricted stock. Excludes 27,821 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan.

(12)	Includes 1,926 Shares of unvested restricted stock.

(13)	Includes (a) 197,947 Shares held by Mitchell Partners in which Mr. Mitchell has a beneficial interest; and (b) 1,926 Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Mitchell also holds 8,000 of the Preferred B Shares, and 3,000 of the Preferred C Shares.

(14)	Includes 1229 Shares of unvested restricted stock.

(15)	Includes 66,000 Shares issuable upon exercise of stock options. Excludes 1,689 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 20,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 2, 2019.

(16)	Includes (a) 1,393 Shares owned by Mr. Wolgin’s wife; and (b) 1,926 Shares of unvested restricted stock.

(17)	Includes 334,547 Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Shares held by the UMH 401(k) Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF

O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

  REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of UMH Properties, Inc. (the “Company”) operates under a written charter which was amended in January 2013. The amended charter is available on the Company’s website at www.umh.reit.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017.

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We have discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee:

Jeffrey A. Carus

Stuart D. Levy

Kenneth K. Quigley, Jr.

Stephen B. Wolgin (Chairman)

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2017 and 2016. The following are fees billed by and accrued to PKF O’Connor Davies, LLP in connection with services rendered for the years ended December 31, 2017 and 2016:

	2017	2016

Audit Fees	$192,100	$185,700
Audit Related Fees	18,575	25,870
Tax Fees	67,000	65,500
All Other Fees	-0-	-0-
Total Fees	$277,675	$277,070

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

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All of the services performed by PKF O’Connor Davies, LLP for the Company during 2017, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies, LLP’s independence.

PROPOSAL 3

Approval of the AmendMENT and RestateMENT OF THE 2013 STOCK

OPTION AND STOCK Award Plan

General

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to approve its Amended and Restated 2013 Incentive Award Plan, which we refer to as the “Plan”, and constitutes an amendment and restatement (and renaming) of the Company’s 2013 Stock Option and Stock Award Plan. The Plan is intended to promote the success and enhance the value of the Company by linking the individual interests of its directors, employees, consultants and advisors to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

The Plan was initially approved by the Company’s shareholders on June 13, 2013 (the “Original Plan”). In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect with the same terms and conditions. Upon stockholder approval of the Plan, the Plan shall become effective and the Original Plan shall be deemed to be amended and restated in its entirety to read as set forth in the Plan.

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On March 26, 2018, the Board approved the Plan, conditioned upon shareholder approval. The Board recommends shareholders vote FOR the proposal to approve the Plan.

Since the approval of the Original Plan in 2013, UMH has delivered consistent and reliable returns for its shareholders. As of December 31, 2017, the Company’s total return over the past ten years is approximately 162%.

Its equity market capitalization has also grown substantially from approximately $177 million, as of December 31, 2012 to approximately $529 million as of December 31, 2017. In addition, over the same period, the Company’s total market capitalization has grown approximately 200%, from $386 million to $1.2 billion.

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As of April 5, 2018, 26,500 common shares remained available under the Original Plan. The Plan, if approved by the Company’s shareholders, will provide an additional 2,000,000 common shares for a total of 2,026,500 common shares available for future grant of option awards, restricted stock awards, or other stock-based awards. The additional Common Shares under the Plan represent approximately 5.5% of the Company’s total outstanding Common Shares as of April 5, 2018. The Board does not believe that the shares that remain available for issuance under the Original Plan are sufficient to continue to attract and retain qualified employees and directors. The Compensation Committee believes this additional share reserve is appropriate to provide the Company with the flexibility to award equity compensation to employees and directors in amounts that are more comparable to the Company’s competitors and peers.

The Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including shareholder approval requirements for any amendments to the plan, minimum vesting requirements and limits on the maximum number of shares underlying Awards that may be granted in any one fiscal year to a participant.

Summary of the Plan

The following is a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A. Capitalized terms used but not defined in this summary have the meanings set forth in the Plan.

Administration of the Plan

The Plan shall be administered by the Compensation Committee (the “Committee”) comprised of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (as required by Section 162(m) of the Code). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to:

●	determine persons eligible for Awards and determine who shall receive Awards;

●	prescribe the terms and conditions of the Awards;

●	determine the time or times and conditions subject to which Awards may become vested, deliverable, exercisable, or as to which any restrictions (including, without limitation, any Restrictions) may apply or lapse;

●	accelerate the time at which all or any part of an Option may become vested or exercisable, or accelerate the time at which the Restrictions on any Restricted Stock Award may lapse;

●	amend or modify the terms and conditions of an Award with the consent of the Participant;

●	interpret, construe and implement the Plan and the Awards;

●	adopt rules, policies, and other procedures for the administration, interpretation and application of the Plan as are consistent therewith; and

●	make all other determinations necessary or advisable for the administration of the Plan and or any Award granted hereunder, subject to the exclusive authority of the Board under Section 10.1 to amend or terminate the Plan.

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The Company’s full Board of Directors will act as the Committee and administer the Plan with respect to any awards granted under the Plan to Directors who are not also Employees.

The Plan will be interpreted, construed and administered in a manner consistent with the Company’s status as a REIT.

Eligibility to Receive Awards

Awards may be granted under the Plan in the discretion of the Committee among directors, key employees and officers of the Company and any of its Subsidiaries. Currently, there are approximately 45 individuals whom we consider to be directors, officers or key employees of the Company.

Shares Subject to the Plan

The maximum number of Shares available for grant under the Plan will be five million (5,000,000) Shares (which includes the three million (3,000,000) shares previously authorized under the Original Plan), minus the total number of Shares with respect to which Awards under the Original Plan are outstanding at the time stockholder approval of the Plan is obtained. If the Plan is approved, 2,026,500 common shares will be available for future awards. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

Limitation on Awards

The maximum number of Shares underlying Awards that may be granted in any one Fiscal Year to a Participant shall be two hundred thousand (200,000), as may be adjusted pursuant to Section 5.3 of the Plan.

Terms of Awards

The Committee will determine the types of awards to be granted to Eligible Individuals and the terms and conditions of awards, including: (i) the number of Common Shares underlying the Awards; (ii) restrictions and vesting requirements, which may be tied to some period of time and/or satisfaction of other conditions such as performance goals; (iii) the exercise price for Awards; and (iv) where applicable, the expiration date of Awards.

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Minimum Vesting Period

Option Awards granted pursuant to the Plan may not vest until the first anniversary of the date the award was granted.

Stock Options

Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NSOs”), or any combination thereof. Subject to Section 12.1 of the Plan, each Option may be exercised only after one (1) year of continued employment by the Company or one of its Subsidiaries immediately following the date the Option is granted.

Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or NSO. Subject to the provisions of the Plan, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement. In the case of a NSO, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share. In the case of an ISO, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or, consistent with Section 422(c)(5) of the Code, one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share. To determine fair market value of the Company’s stock, the Compensation Committee will use a reasonable valuation method that is consistent with Section 409A of the Internal Revenue Code.

The aggregate fair market value (determined on the date of grant) of the shares with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

The exercise price of each option must be paid in full in cash or its equivalent at the time of exercise. The Company’s Compensation Committee may also allow exercise by other means, including by tendering previously acquired shares. Options expire at the times established by the Compensation Committee (or earlier in the event that the participant’s employment or directorship is terminated), but generally not later than 10 years after the date of grant.

Except as otherwise permitted by the Company’s Compensation Committee in the case of an ISO, an option granted under the Plan generally may not be transferred. The Compensation Committee may permit a transfer, upon a participant’s death, to beneficiaries designated by the participant.

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Restricted Stock

Subject to the terms and provisions of the Plan, Restricted Stock Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Award. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms and conditions established by the Committee as of the Grant Date. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of the Restricted Stock Award, including the Restriction Period of the Award and the Restrictions applicable to the Award, including, but not limited to employment status, director tenure, performance goals, rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

Unless otherwise provided for in an underlying restricted stock award agreement, if a participant’s status as an employee or director of the Company is terminated by reason of death or disability, the restrictions will lapse on such date. Unless otherwise provided for in an underlying restricted stock award agreement, the Plan provides that if an individual’s status as an employee or director is terminated by reason of retirement following an involuntary termination (other than for “cause” as defined in the Plan), the restrictions will generally lapse, unless the restricted stock award is intended to constitute “performance based” compensation for purposes of Section 162(m) of the Internal Revenue Code. If a participant’s status as an employee or director terminates for any other reason, the Plan provides that a participant will generally forfeit any outstanding restricted stock awards, unless otherwise indicated in the applicable award agreement. Shares of restricted stock that are forfeited become available again for issuance under the Plan. The Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a “change in control” as defined in the Plan or otherwise.

Other Stock-Based Awards

Subject to the terms and provisions of the Plan, Other Stock-Based Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the terms and conditions of each Other Stock-Based Award, including the number of Shares subject to each Award, the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which a Participant is otherwise entitled.

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Performance-Based Awards

Under the Plan, the Administrator may grant equity and cash awards that will qualify as “performance-based compensation” (as defined in Section 162(m) of the Code) to “covered employees” (as defined in Section 162(m) of the Code) based on satisfaction of pre-existing performance goals established in accordance with Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes (see the additional discussion of deductibility requirements under “Federal Income Tax Consequences” below). Payment pursuant to a performance-based award will only be paid to the extent the performance goals for the established period are achieved. The maximum amount of compensation that could be paid to any Participant under this Plan for any Fiscal Year is two million dollars ($2,000,000).

The performance criteria used to establish the pre-existing performance goals shall include one or more of the following, to the extent consistent with the applicable requirements of Treasury regulation section 1.162-27(e)(2): funds from operations, funds from operations per share, net income, net cash provided by operating activities and dividend per share.

Restrictions on Transferability

The Shares subject to Restricted Stock Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant, during the Restricted Period.

Change in Control

Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements. In the case of a Restricted Stock Award where there is a Change in Control during the Restricted Period, the Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction.

Adjustments and in Awards and Authorized Shares

In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall, consistent with Section 409A of the Code, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1 of the Plan in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards.

Amendment and Termination

The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s qualification under the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

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Federal Income Tax Consequences

A recipient of a stock option will not have taxable income on the date of grant. Upon exercise of NSOs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares of the Company’s common stock on the date of exercise and the price paid for the shares. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss if the shares are held for more than 12 months after exercise.

The purchase of shares of the Company’s common stock upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares either will be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale, exceeds the exercise price.

In general, the Company will be entitled to a tax deduction in respect of an exercise of an NSO granted under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. The Company’s deduction in respect of an exercise of an ISO may be limited, however.

A recipient who receives restricted stock may make an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the time of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as a capital gain (or loss) upon a subsequent sale of the shares. However, if the recipient does not make a Section 83(b) Election, then the grant will be taxed as ordinary compensation income at the full fair market value (less any amount paid therefor by the recipient) on the date that the restrictions imposed on the shares expire. Unless a recipient makes a Section 83(b) Election, any dividends paid on the stock subject to the restrictions are compensation income to the grantee, to the extent the individual may be entitled to such dividends. The Company’s deduction will generally be an amount equal to the amount recognized as ordinary income by a recipient at such times as are recognized by such recipient. Payments under the Plan to certain employees may be delayed 6 months if required to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code.

The Company is generally entitled to an income tax deduction for any compensation income taxed to the recipient on restricted stock, including dividends paid on the stock, subject to the limitations of Section 162(m) of the Internal Revenue Code.

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New Plan Benefits

The future benefits or amounts that would be received pursuant to the Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to the Company’s executive officers and other employees for the last completed fiscal year if the Plan had been in effect cannot be determined. The Company expects that future awards granted pursuant to the Plan will be granted in a manner substantially consistent with the historical grant of awards pursuant to the Original Plan. All awards granted in the last completed year pursuant to the Original Plan to Named Executive Officers are disclosed in the Summary Compensation Table. For information regarding the size and structure of these awards in the past, please see the disclosures in this Proxy Statement under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

Vote Required:

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the Company’s Amended and Restated 2013 Incentive Award Plan.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU

VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND

RESTATED 2013 INCENTIVE AWARD PLAN

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Compensation Discussion and Analysis

The following table highlights important aspects of our executive compensation program, which promote good corporate governance and serve the interests of our shareholders.

Highlights

Cash bonus program for CEO and CFO tied to objective financial performance goals

Total executive compensation for our CEO is below the 25th percentile in the REIT industry based upon the 2017 NAREIT Compensation Survey.

Robust stock ownership and anti-hedging policy:

● CEO requirement: 6x base salary

● Director guidelines: 3x annual cash fee

● Directors, officers and employees are prohibited from the purchase or sale of puts, calls, options or other derivative securities, and from hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership

No excessive perquisites or other benefits

No repricing or buyout of stock options

No excise tax gross-ups

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s named executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs. The Committee has not retained or obtained the advice of a compensation committee consultant for determining or recommending the amount of executive or director compensation.

Throughout this report, the individuals who served during 2017 as the Company’s Chairman of the Board, President and Chief Executive Officer, Vice President and Chief Financial Officer and other Officers included in the Summary Compensation Table presented below in this Proxy Statement are sometimes referred to in this Proxy Statement as the “named executive officers.”

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Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the President and Chief Executive Officer and other named executive officers with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance in an effort to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives and the overall compensation program, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses in the Company’s recently executed executive employment agreements are consistent with the Committee’s philosophy and objectives.

The Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Committee reviews and approves the employment contracts for the Chairman of the Board, the President and Chief Executive Officer, and the Vice President and Chief Financial Officer, and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates performance of these executive officers and other named executive officers in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to named executive officers in prior years.

The Committee believes executive compensation packages provided by the Company to its named executive officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements, as well as overall Company performance.

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The Company uses the annual Compensation Survey published by NAREIT (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 75 but less than 299 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s named executive officers. The Chairman of the Board and the President and Chief Executive Officer annually review the performance of the other named executive officers and then present their conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option and restricted stock awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards, but does consider the recommendations from management who work closely with the other named executive officers.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees, and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s contribution, title, responsibilities and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

Several of the Company’s currently employed named executive officers are parties to employment agreements. These agreements provide for base salaries, bonuses and customary fringe benefits. The employment agreements also provide for certain severance benefits in the event the named executive officer’s employment is terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment, with the intent of providing for a stable work environment. Other key elements of the Company’s compensation program for the named executive officers are stock options, restricted stock awards and other benefits. Each of these is addressed separately below. In determining initial compensation, the Committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the named executive officers, the Committee takes the terms of the employment agreements into consideration.

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Shareholder Advisory Vote

One way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on June 15, 2017, approximately 91% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

Bonuses

Performance-based Cash Bonus Awards

In addition to the provisions for base salaries under the terms of their employment agreements and discretionary cash bonuses awarded by the Committee in recognition of individual accomplishments and achievements, the President and Chief Executive Officer and the Vice President and Chief Financial Officer are entitled to receive annual cash bonuses for each year during the terms of each respective agreement. These bonuses are based on the achievement of certain performance goals set by the Committee as described below.

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For the President and Chief Executive Officer:

Increase same store occupancy	0.75%	1.00%	1.25%
Bonus	$48,800	$97,600	$122,000
Increase same store revenue	3%	4%	5%
Bonus	$48,800	$97,600	$146,400
Increase same store rental units	400 units	500 units	600 units
Bonus	$97,600	$97,600	$122,000
Increase same store sales profit	Breakeven	Up to 500,000	Over $500,000
			$98,800 plus
Bonus	$48,800	$48,800 plus 10% of profit	12% of profit over $500,000
Reduce and or maintain same store operating costs as a percentage of revenue	50%	50%	50%
Bonus	$97,600	$97,600	$97,600
Reduce and or maintain administrative expense as a percentage of total operating revenue	10%	10%	10%
Bonus	$97,600	$97,600	$97,600

Maximum Bonus Potential			$744,400 *

For the Vice President and Chief Financial Officer:

Increase same store occupancy	0.75%	1.00%	1.25%
Bonus	$37,200	$74,400	$93,500
Increase same store revenue	3%	4%	5%
Bonus	$37,200	$74,400	$112,700
Increase same store rental units	400 units	500 units	625 units
Bonus	$74,400	$74,400	$93,500
Increase same store sales profit	Breakeven	Up to $500,000	Over $500,000
			$87,200 plus
Bonus	$37,200	$37,200 plus 10% of profit	12% of profit over $500,000
Reduce and or maintain same store operating costs as a percentage of revenue	50%	50%	50%
Bonus	$74,400	$74,400	$74,400
Reduce and or maintain administrative expense as a percentage of total operating revenue	10%	10%	10%
Bonus	$74,400	$74,400	$74,400

Maximum Bonus Potential			$595,700 *

* Does not include restricted stock grants or stock option awards.

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Discretionary Cash Bonus Awards

The Committee also considers discretionary cash bonuses for the named executive officers. Discretionary cash bonuses awarded to the other named executive officers are based on recommendations made by the Chairman of the Board and the President and Chief Executive Officer, which are then considered and approved by the Committee in its discretion. The Company believes that short-term rewards in the form of cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual’s performance to the preceding year, reviewing the breadth and nature of the senior executives’ responsibilities and valuing special contributions by each such individual. In evaluating performance of the Company annually for purposes of discretionary cash bonuses, the Committee considers a variety of factors, including, among others, FFO, Core FFO, Normalized FFO, net income, growth in asset size, occupancy and total return to shareholders. The Company considers FFO to be an important measure of an equity REIT’s operating performance and has adopted the definition suggested by NAREIT, which defines FFO to mean net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus real estate related depreciation and amortization. The company defines Core FFO as FFO plus acquisition costs and costs of early extinguishment of debt. The Company defines Normalized FFO as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. The Company considers FFO, Core FFO and Normalized FFO to be meaningful, additional measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Other factors considered include the employee’s title and years of service. The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of bonus in comparison to base salary. The Committee has declined to use specific performance formulas with respect to the other named executive officers, believing that with respect to Company performance, such formulas do not adequately account for many factors, including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the senior executives.

In setting discretionary bonuses for 2017, the Committee considered the performance of the Chairman of the Board, the President and Chief Executive Officer and the Vice President and Chief Financial Officer, and received the recommendations from the Chairman of the Board and the President and Chief Executive Officer for the discretionary cash bonuses to be awarded to the other named executive officers. The Committee also considered management’s report on the Company’s 2017 achievements in financial performance, strategic growth and financial position, and the role of each named executive officer in delivering these achievements. The factors that were considered included the following progress that was made by the Company due to the efforts of management:

●	Increased Rental and Related Income by 12.3%;

●	Increased Community Net Operating Income (“NOI”) by 12.3%;

●	Increased Same Property NOI by 7.6%;

●	Increased Same Property Occupancy by 150 basis points from 81.2% to 82.7%;

●	Increased home sales by 27.1%;

●	Acquired 11 communities containing approximately 2,000 home sites for a total cost of $63.3 million, including our first community in Maryland, bringing our total property portfolio to 112 manufactured home communities with over 20,000 developed homesites;

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●	Completed Phase I of a redevelopment community, Memphis Blues, our first all rental community;

●	Increased our rental home portfolio by 948 homes to approximately 5,600 total rental homes, representing an increase of 20.3%;

●	Increased rental home occupancy by 150 basis points from 91.5% to 93.0%;

●	Reduced the weighted average interest rate on our mortgage debt from 4.3% to 4.2%;

●	Reduced the weighted average interest rate on our total debt from 4.1% to 4.0%;

●	Issued 5,750,000 shares of a new 6.75% Series C Cumulative Redeemable Preferred Stock, for net proceeds after deducting the underwriting discount and other estimated offering expenses, of approximately $139 million;

●	Redeemed our high coupon 8.25% Series A Preferred Stock, resulting in $1.4 million in annual preferred dividend savings;

●	Issued 1,400,000 shares of our common stock raising net proceeds of $22.5 million, in conjunction with our inclusion in the MSCI REIT Index;

●	Raised $60.4 million through our Dividend Reinvestment and Stock Purchase Plan;

●	Reduced our Net Debt to Total Market Capitalization from 35.4% to 31.7% and our Net Debt Less Securities to Total Market Capitalization from 24.3% to 20.2%;

●	Increased our total market capitalization to $1.2 billion, representing an increase of 18%;

●	Managed general and administrative costs to an appropriate level; and

●	Maintained cash distributions to shareholders.

After considering the Company’s 2017 achievements in financial performance, strategic growth and financial position, as outlined above, as well as the individual performance of the named executive officers, the Committee established the individual discretionary cash bonuses for the named executive officers based on the Company’s overall performance and the named executive officers’ individual contributions to these accomplishments.

Long-Term Equity Incentive Compensation

Stock Options and Restricted Stock Awards

The employment agreements for the President and Chief Executive Officer and the Vice President and Chief Financial Officer provides for the grant of restricted stock awards, based on the following:

President and Chief Executive Officer
Achievement of any of the performance goals previously stated	12,500
Discretion of the Compensation Committee	12,500

Vice President and Chief Financial Officer
Achievement of any of the performance goals previously stated	10,000
Discretion of the Compensation Committee	10,000

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Stock options and restricted stock awards to the other named executive officers are based on recommendations made by the Chairman of the Board and the President and Chief Executive Officer. In making its decisions, the Committee does not use an established formula or focus on a specific performance target. The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing real estate markets and other factors, may contribute to less favorable near term results even when sound strategic decisions have been made by the senior executives to position the Company for longer term profitability. Thus, the Committee also attempts to identify whether the senior executives are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate stock option and restricted stock awards, the Compensation Committee considers, among other matters, whether the senior executives have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition strategies have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties evidence appropriate risk management, including risks associated with real estate markets, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs, while continuing to grow the Company.

In 2017, the Compensation Committee received the recommendations from the Chairman of the Board and the President and Chief Executive Officer for the number of options or restricted stock to be awarded.

After considering the recommendations of the Chairman of the Board and the President and Chief Executive Officer and the achievements made by the Company as described above, the Committee allocated the individual awards to the named executive officers based on the named executive officers’ individual contributions to these accomplishments. Other factors considered in this allocation included the named executive officers’ responsibilities and years of service. In addition, the awards were compared to each named officers’ total compensation and compared with comparable REITs using the Survey described above as a guide for setting total compensation.

Other Personal Benefits

The Company’s named executive officers who are subject to employment agreements are provided with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the named executive officers.

The named executive officers who are subject to employment agreements are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental disability insurance, at the Company’s cost, as agreed to by the Company and the named executive officer. Attributed costs of the personal benefits described above for the named executive officers for the year ended December 31, 2017, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

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Payments upon Termination or Change in Control

In addition, the named executive officers’ employment agreements each contain provisions relating to change in control events and severance upon termination for events other than for cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement. There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene Landy is employed under an amended employment agreement with the Company. His base compensation under his amended contract was increased in 2014 to $250,000 per year. Mr. Eugene Landy also received bonuses totaling $34,615 primarily based on performance, including growth of the Company. Additionally, Mr. Eugene Landy received $57,000 in director’s fees and fringe benefits. In recognition of Mr. Eugene Landy’s contributions to the Company over the last five decades and, in particular, over the last year, the Compensation Committee approved and granted a stock option award of 100,000 shares. This stock option has a grant date fair value of $1.84 per share, for a total grant date fair value of $184,000.

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President and Chief Executive Officer and Ms. Anna T. Chew, Vice President and Chief Financial Officer. Mr. Samuel Landy is employed under an employment agreement with the Company. His base compensation under this contract was $488,000 for 2017. In evaluating Mr. Samuel Landy’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Mr. Samuel Landy’s employment agreement as a guide.

Ms. Chew is employed under an employment agreement with the Company. Her base compensation under this contract is $371,000 for 2017. In evaluating Ms. Chew’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Ms. Chew’s employment agreement as a guide.

All named executive officers were awarded their respective compensation based on their respective employment agreements and the many contributions that they have made towards the Company’s achievements. The Committee also considered and approved the recommendations of the Chairman of the Board and the President and Chief Executive Officer concerning the other named executives’ annual salaries, bonuses, stock option and restricted stock grants and fringe benefits.

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In addition to its determination of the executive’s individual performance levels for 2017, the Committee also compared the executive’s total compensation for 2017 to that of similarly-situated personnel in the REIT industry using the Survey described above. The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.

Risk Management

The Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Jeffrey A. Carus (Chairman)
Stuart D. Levy
James E. Mitchell
Stephen B. Wolgin

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2017, 2016 and 2015 to the named executive officers. There were no other executive officers whose aggregate cash compensation exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (4)	Option Awards (5)	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Eugene W. Landy	2017	$250,000	$34,615	$16,907	$184,000	$-0-	$-0-	$107,000	(1)	$592,522
Chairman of the	2016	250,000	34,615	231,400	81,000	-0-	-0-	49,500	(1)	646,515
Board	2015	250,000	134,615	9,120	93,000	-0-	-0-	47,000	(1)	533,735

Samuel A. Landy	2017	488,000	18,769	392,907	169,500	567,600	-0-	67,600	(2)	1,704,376
President and Chief	2016	473,000	18,192	219,825	40,500	552,000	-0-	60,100	(2)	1,363,617
Executive Officer	2015	460,000	19,356	252,370	46,500	70,847	-0-	57,400	(2)	906,473

Anna T. Chew	2017	371,000	14,269	317,707	107,500	435,300	-0-	67,600	(2)	1,313,376
Vice President and	2016	360,000	13,846	175,860	40,500	422,000	-0-	60,100	(2)	1,072,306
Chief Financial Officer	2015	349,000	39,660	9,120	46,500	-0-	-0-	57,400	(2)	501,680

Craig Koster	2017	215,000	33,269	-0-	36,800	-0-	-0-	8,851	(3)	293,920
General Counsel	2016	171,171	31,584	-0-	16,200	-0-	-0-	7,350	(3)	226,305
	2015	152,769	30,985	-0-	18,600	-0-	-0-	5,868	(3)	208,222

Brett Taft	2017	172,000	56,615	-0-	36,800	-0-	-0-	8,764	(3)	274,179
Vice President	2016	138,000	55,308	-0-	16,200	-0-	-0-	4,225	(3)	213,733
	2015	115,000	14,223	-0-	18,600	-0-	-0-	3,289	(3)	151,112

(1)	Represents Director’s annual board cash retainer of $41,000, $33,500 and $31,000 for 2017, 2016 and 2015, respectively, Director’s meeting fees of $16,000, $16,000 and $16,000 for 2017, 2016 and 2015, respectively, and additional retirement benefit of $50,000 in 2017.

(2)	Represents Director’s annual board cash retainer of $41,000, $33,500 and $31,000 for 2017, 2016 and 2015, respectively, Director’s meeting fees of $16,000, $16,000 and $16,000 for 2017, 2016 and 2015, respectively, and fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(3)	Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)	The grant date fair values were established based on the number of shares granted and the share prices as follows: 2017, 4/4/17- $15.04, 9/27/17- $15.37 (see table below for details); 2016, 4/5/16 - $9.77, 9/14/16 - $11.57 and 2015, 2/5/15 - $9.73, 9/14/15 - $9.12. Such shares vest over five years.

(5)	The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Note 6 of the Notes to the Consolidated Financial Statements for assumptions used in the model. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

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Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees. The median of the annual total cash compensation of all employees (other than our President and Chief Executive Officer) is $35,760 at December 29, 2017. The President and Chief Executive Officer’s total cash compensation as an employee for 2017, which includes salary, bonus and non-equity incentive plan compensation, as disclosed in the summary compensation table above, total $1,074,369. We determined our median employee based on total direct compensation, which we calculated as annual base pay and the value of annual cash incentive awards paid in 2017. We did not include any contractors or other non-employee workers in our employee population. We annualized base pay for any full-time and part-time employees who were employees of the Company as of December 29, 2017. For 2017, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees was 30 to 1. Given the different methodologies that various companies use to determine an estimate of their pay ratio, our estimated ratio should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

On June 13, 2013, the shareholders approved and ratified the Company’s 2013 Stock Option and Stock Award Plan (the “2013 Plan”) authorizing the grant of stock options or restricted stock awards to Directors, officers and key employees. The maximum number of shares that may be issued under the 2013 Plan is 3,000,000 shares of common stock. If and to the extent that an award made under the 2013 Plan is forfeited, terminated, expires or is canceled unexercised, the number of shares associated with the forfeited, terminated, expired or canceled portion of the award shall again become available for additional awards under the 2013 Plan. The 2013 Plan replaced the Company’s 2003 Stock Option and Award Plan, as amended, which, pursuant to its terms, terminated in 2013. The outstanding options under the 2003 Stock Option and Award Plan, as amended, remain outstanding until exercised, forfeited or expired. Not more than 200,000 shares of the Company’s common stock may be granted as options in any one year to a participant under the 2013 Plan. In general, each option may be exercised only after one year of continued service with the Company. The maximum number of shares underlying restricted stock awards that may be granted in any one year to a participant is 100,000 shares.

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Grants of Plan-Based Awards

The following table sets forth, for the named executive officers in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended December 31, 2017:

Name	Grant Date	Number of Shares of Restricted Stock (1)	Number of Shares Underlying Options (2)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Restricted Stock Award	Grant Date Fair Value (3)

Eugene W. Landy	4/04/2017	-0-	100,000	$15.04	$184,000
	9/27/2017	1,100	-0-	15.37	16,907

Samuel A. Landy	1/19/2017	-0-	50,000	14.25	77,500
	4/04/2017	-0-	50,000	15.04	92,000
	4/04/2017	25,000	-0-	15.04	376,000
	9/27/2017	1,100	-0-	15.37	16,907

Anna T. Chew	1/19/2017	-0-	10,000	14.25	15,500
	4/04/2017	-0-	50,000	15.04	92,000
	4/04/2017	20,000	-0-	15.04	300,800
	9/27/2017	1,100	-0-	15.37	16,907

Craig Koster	4/04/2017	-0-	20,000	15.04	36,800

Brett Taft	4/04/2017	-0-	20,000	15.04	36,800

(1)	Restricted stock awards granted during fiscal year 2017 vest 20% per year over a five-year period, and all dividends earned are reinvested in restricted stock. Restricted stock awards of 1,100 shares to Eugene W. Landy, Samuel A. Landy and Anna T. Chew represents compensation for their service as a director. These awards also vest over a five-year period, except for 100 shares which vests over a three-month period.

(2)	These options are exercisable and vest after 1 year and expire 10 years from grant date.

(3)	The values of the shares underlying options were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: expected volatility of 26.30%; risk-free interest rate of 2.36%; dividend yield of 5.74%; expected life of the options of ten years; and forfeitures of $-0. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise. The value of the shares of restricted stock was based on the closing price of the shares on the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our named executive officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

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Outstanding Equity Awards at Year-End

The following table sets forth for the named executive officers in the Summary Compensation Table, information regarding stock options and restricted stock outstanding at December 31, 2017:

Option Awards (1)					Restricted Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options UnExercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested

Eugene W. Landy					18,734	$279,137
Eugene W. Landy	100,000	-0-	$10.08	06/26/21
Eugene W. Landy	100,000	-0-	$9.85	06/11/22
Eugene W. Landy	100,000	-0-	$9.82	06/24/23
Eugene W. Landy	100,000	-0-	$9.77	04/05/24
Eugene W. Landy	-0-	100,000	$15.04	04/04/27

Samuel A. Landy					78,728	$1,173,048
Samuel A. Landy	50,000	-0-	$9.82	06/24/23
Samuel A. Landy	50,000	-0-	$9.77	04/05/24
Samuel A. Landy	-0-	50,000	$14.25	01/19/27
Samuel A. Landy	-0-	50,000	$15.04	04/04/27

Anna T. Chew					38,277	$570,326
Anna T. Chew	50,000	-0-	$10.08	06/26/21
Anna T. Chew	20,000	-0-	$9.85	06/11/22
Anna T. Chew	50,000	-0-	$9.82	06/24/23
Anna T. Chew	-0-	10,000	$14.25	01/19/27
Anna T. Chew	-0-	50,000	$15.04	04/04/27

Craig Koster					-0-	$-0-
Craig Koster	5,000	-0-	$10.08	06/26/21
Craig Koster	5,000	-0-	$9.85	06/11/22
Craig Koster	20,000	-0-	$9.77	04/05/24
Craig Koster	-0-	20,000	$15.04	04/04/27

Brett Taft					-0-	$-0-
Brett Taft	4,000	-0-	$11.29	08/29/20
Brett Taft	10,000	-0-	$10.08	06/26/21
Brett Taft	12,000	-0-	$9.85	06/11/22
Brett Taft	20,000	-0-	$9.77	04/05/24
Brett Taft	-0-	20,000	$15.04	04/04/27

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(1)	Stock options vest 1 year from the date of grant.

(2)	Restricted stock awards vest over 5 years, 20% per year, from the date of grant. The following is the vesting schedule for the shares that have not yet vested: Mr. Eugene Landy – 4,689 shares, 4,689 shares, 4,691 shares, 4,462 shares and 203 shares in 2018, 2019, 2020, 2021 and 2022, respectively; Mr. Samuel Landy – 23,186 shares, 23,187 shares, 16,633 shares, 10,338 shares, and 5,384 shares in 2018, 2019, 2020, 2021 and 2022 respectively; and Ms. Anna Chew, – 8,538 shares, 8,539 shares, 8,540 shares, 8,313 shares and 4,347 shares in 2018, 2019, 2020, 2021 and 2022, respectively. Market value is based on the closing price of our common stock on December 31, 2017 of $14.90.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of restricted stock awards for each of the named executive officers during the year ended December 31, 2017:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($) (1)

Eugene W. Landy	-0-	$-0-	7,773	$123,209
Samuel A. Landy	125,000	643,203	24,660	357,441
Anna T. Chew	50,000	278,500	7,395	113,644
Craig Koster	12,500	63,913	-0-	-0-
Brett Taft	-0-	-0-	-0-	-0-

(1)	Value realized based on the closing price of the shares on the NYSE as of the date of exercise/vesting.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Founder and Chairman of the Board. Under this agreement, Mr. Landy receives an annual base compensation of $250,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile. Additionally, there may be bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $150,000 on severance and $150,000 on the first and second anniversaries of severance. In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly. He is entitled to receive a pension of $50,000 per year through 2017. In the event of death, Mr. Landy’s designated beneficiary will receive $450,000 ($100,000 thirty days after death and the balance one year after death). The Employment Agreement automatically renews each year for successive one-year periods. On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the “Second Amendment”). The Second Amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock. A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company. This change of control provision shall not apply to any combination between the Company and MREIC. Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

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Effective as of January 1, 2018, the Company and Mr. Samuel A. Landy entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Mr. Landy is entitled to receive an annual base salary of $649,000 for 2018, $649,000 for 2019 and $649,000 for 2020. For calendar years after 2020, Mr. Landy’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year. Mr. Landy will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives as specified in the Employment Agreement and determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 65,600 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement. In addition, Mr. Landy shall be entitled to an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Mr. Landy’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants he would have received under the Employment Agreement had he remained employed for the remainder of the Term. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

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Effective as of January 1, 2018, the Company and Ms. Anna T. Chew, its Chief Financial Officer, entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Ms. Chew is entitled to receive an annual base salary of $493,000 for 2018, $493,000 for 2019 and $493,000 for 2020. For calendar years after 2020, Ms. Chew’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than her base salary for the preceding year. Ms. Chew will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives as specified in the Employment Agreement and determined by the Compensation Committee. Ms. Chew will also be entitled to equity awards of up to 52,000 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement. In addition, Ms. Chew shall be entitled to receive an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Ms. Chew’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Ms. Chew or termination for cause, Ms. Chew shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Ms. Chew shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants she would have received under the Employment Agreement had she remained employed for the remainder of the Term. In addition, provided that Ms. Chew is actively employed by the Company as of the consummation of a change of control, Ms. Chew shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Ms. Chew to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

Potential Payments upon Termination of Employment or Change-in-Control

Under the terms of the employment agreements of the named executive officers, such named executive officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control). These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at December 31, 2017. Each of the employees named in the table below have restricted stock awards and/or stock option awards which are listed in the “Outstanding Equity Awards at Year End” table previously disclosed. Restricted Stock Awards vest upon the termination of an employee due to death or disability. In addition, restricted stock awards vest on the date of an involuntary termination of employment with the Company if the employee has met the definition of Retirement. If the termination of employment is for any other reason, including voluntary resignation, termination not for cause or good reason resignation, termination for cause, or termination not for cause or good reason (after a change in control), the restricted stock awards are forfeited. Regarding the stock option awards, if the termination is for any reason other than a termination for cause, the stock option awards may be exercised until three months after the termination of employment. If the termination is for cause, the stock option awards are forfeited.

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	Voluntary Resignation on 12/31/17		Termination Not for Cause or Good Reason on 12/31/17		Termination for Cause on 12/31/17		Termination Not for Cause or Good Reason (After a Change- in-Control) on 12/31/17		Disability or Death on 12/31/17

Eugene W. Landy	$450,000	(1)	$450,000	(1)	$450,000	(1)	$1,650,000	(2)	$750,000	(3)
Samuel A. Landy	2,781,600	(4)	2,781,600	(4)	2,781,600	(4)	2,781,600	(4)	2,781,600	(4)
Anna T. Chew	2,117,400	(4)	2,117,400	(4)	2,117,400	(4)	2,117,400	(4)	2,117,400	(4)

(1)	Consists of severance payments of $450,000, payable $150,000 per year for three years.

(2)	Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock. In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, payable $150,000 per year for three years.

(3)	In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years. He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary.

(4)	The respective employment agreements provide for the base salaries plus base target bonuses due for the remaining terms of the agreements. The respective employment agreements also provide for death benefits of the same amount.

The Company retains the discretion to compensate any officer upon any future termination of employment or change-in control.

Director Compensation

During 2017, directors received fees in cash of $4,000 for each Board meeting attended and $500 for each Board phone meeting attended, and an additional fixed annual fee of $41,000 payable quarterly. Directors appointed to board committees receive $1,200 paid in cash for each committee meeting attended. Effective September 27, 2017, the annual directors’ fee increased from $41,000 to $45,100, with the increase of $4,100 payable as restricted stock (minimum 100 shares), with a three-month vesting period. In addition, on September 27, 2017, the Directors received a one-time bonus of 1,000 shares of the Company’s restricted stock, which vests over five years. The table below sets forth a summary of director compensation for the year ended December 31, 2017:

Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Restricted Stock Awards (5)	Total Fees

Jeffrey A. Carus (1) (3)	$41,000	$16,000	$7,700	$16,907	$81,607
Matthew I. Hirsch (2) (4)	41,000	16,000	1,200	16,907	75,107
Michael P. Landy	41,000	16,000	-0-	16,907	73,907
Stuart Levy (1) (2) (3)	41,000	16,000	8,900	16,907	82,807
James E. Mitchell (1)(2)	41,000	16,000	7,700	16,907	81,607
Kenneth K. Quigley, Jr. (3)	41,000	16,000	1,200	16,907	75,107
Stephen B. Wolgin (1) (2) (3)	41,000	16,000	8,900	16,907	82,807

	$287,000	$112,000	$35,600	$118,349	$552,949

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(1)	Mr. Carus (Chairman of the Compensation Committee), Mr. Levy, Mr. Mitchell and Mr. Wolgin are the current members of the Compensation Committee.

(2)	Mr. Hirsch, Mr. Levy, Mr. Mitchell and Mr. Wolgin (Chairman of the Nominating and Corporate Governance Committee) are the current members of the Nominating and Corporate Governance Committee.

(3)	Mr. Carus, Mr. Levy, Mr. Quigley, Jr. and Mr. Wolgin (Chairman of the Audit Committee) are the current members of the Audit committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

(5)	Represents a grant of 1,000 shares of restricted common stock to each director, which vests 20% per year over a five-year period, and 100 shares of restricted common stock to each director, which vests over a three-month period. The value of the shares of restricted stock was based on the closing price of the shares on the grant date.

As of December 31, 2017, the aggregate number of unvested restricted shares of stock held by each director was as follows: Mr. Carus – 1,700; Mr. Hirsch – 1,700; Mr. M. Landy – 1,700; Mr. Levy – 1,700; Mr. Mitchell - 1,700; Mr. Quigley, Jr. – 1,013; and Mr. Wolgin – 1,700.

Mr. Eugene W. Landy, Mr. Samuel A. Landy and Ms. Anna T. Chew are named executive employees of the Company. As such, their director compensation is included in the Summary Compensation Table.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Payments made during 2017 for Mr. Eugene W. Landy amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Compensation Committee Interlocks and Insider Participation

During 2017, the Compensation Committee consisted of Mr. Carus (Chairman), Mr. Levy, Mr. Mitchell and Mr. Wolgin. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2017, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

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COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT All Equity REIT’s published by NAREIT and to the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on December 31, 2012 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

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YEAR ENDED DECEMBER 31,
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UMH PROPERTIES, INC.
FTSE NAREIT ALL REIT
S & P 500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company.

There are five directors of the Company who are also Directors and shareholders of Monmouth Real Estate Investment Corporation (“MREIC”). The Company holds common stock of MREIC in its securities portfolio. As of December 31, 2017, the Company owns a total of 2,335,930 shares of MREIC common stock, representing 3.0% of the total shares outstanding at December 31, 2017. The Company shares one officer (Chairman of the Board) with MREIC.

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No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Mr. Eugene W. Landy, the Founder and Chairman of the Board of the Company, owns a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. On May 1, 2015, the Company renewed this lease for additional space and an additional seven-year term with monthly lease payments of $14,900 through April 30, 2020 and $15,300 through April 30, 2022. On July 1, 2017, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,275 through April 30, 2020 and $1,310 through April 30, 2022. On February 14, 2018, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,800 through April 30, 2020 and $1,850 through April 30, 2022. Management believes that the aforesaid rent is no more than what the Company would pay for comparable space elsewhere.

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FINANCIAL INFORMATION

The Company’s Community NOI is calculated as follows:

	2017	2016	2015	2014	2013

Rental and Related Income	$101,801,425	$90,679,557	$74,762,548	$63,886,010	$53,477,893
Community Operating Expenses	(47,846,565)	(42,638,333)	(37,049,462)	(33,592,327)	(29,140,920)

Community NOI	$53,954,860	$48,041,224	$37,713,086	$30,293,683	$24,336,973

The following is a reconciliation of our US GAAP Net Income (Loss) Attributable to common Shareholders to our FFO, Core FFO and Normalized FFO:

	2017	2016	2015	2014	2013

Net Income (Loss) Attributable to Common Shareholders	$(7,679,265)	$(2,568,873)	$(6,122,993)	$(3,318,785)	$(1,719,765)
Depreciation Expense	27,557,746	23,214,100	18,877,511	15,163,420	11,681,724
(Gain) Loss on Sales of Depreciable Assets	80,930	2,163	80,268	(7,313)	(18,803)
FFO	19,959,411	20,647,390	12,834,786	11,837,322	9,943,156

Adjustments:
Acquisition Costs	-0-	79,231	957,219	483,522	1,455,542
Early Extinguishment of Debt (1)	-0-	5,121	475,031	-0-	-0-
Redemption of Preferred Stock	3,502,487	-0-	-0-	-0-	-0-
Core FFO	23,461,898	20,731,742	14,267,036	12,320,844	11,398,698

Adjustments:
Gain on Sales of Securities, net	(1,747,528)	(2,285,301)	(204,230)	(1,542,589)	(4,055,812)
Settlement of Memphis Mobile
City Litigation (2)	-0-	-0-	125,000	-0-	-0-
Normalized FFO	$21,714,370	$18,446,441	$14,187,806	$10,778,255	$7,342,886

(1)	Included in Interest Expense on the Consolidated Statements of Income (Loss).
(2)	Included in Community Operating Expenses on the Consolidated Statements of Income (Loss).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

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OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2017 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at umh@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

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SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2019 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 31, 2018. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2019 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 31, 2018 and not later than January 30, 2019. However, in the event that the 2019 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2018 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the
Board and Director

Dated: April 20, 2018

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

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EXHIBIT A

UMH PROPERTIES, INC.

AMENDED AND RESTATED 2013 INCENTIVE AWARD PLAN

SECTION 1

EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Board of Directors of the Company has adopted the Amended and Restated 2013 Incentive Award Plan (the “Plan”) on March 26, 2018, subject to the approval of the stockholders of the Company within twelve (12) months of such date. The Plan constitutes an amendment and restatement (and renaming) of the UMH Properties, Inc. 2013 Stock Option and Stock Award Plan, which was initially approved by the Company’s stockholders on June 13, 2013 (the “Original Plan”). In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect with the same terms and conditions. Upon stockholder approval of the Plan, the Plan shall become effective and the Original Plan shall be deemed to be amended and restated in its entirety to read as set forth in the Plan.

1.2 Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.

1.3 Performance Based Compensation. In addition to the foregoing Section 1.2, the Plan is intended to provide for “performance based compensation” (within the meaning of Section 162(m) of the Code and Treasury regulation section 1.162-27(e)) for executive officers of the Company and its Subsidiaries the Committee determines may be or may become covered employees (within the meaning of Treasury regulation section 1.167-27(c)(2), as amended by administrative pronouncements). To the extent any Award hereunder is not intended to constitute performance-based compensation, including without limitation, for any Participant that would be deemed a “covered employee”, Sections 1.3.1, 1.3.2, 1.3.3 and 1.3.4 shall not be required to apply. To the extent that the Committee makes any grants of any Awards hereunder which are intended to qualify as performance based compensation for any such Participants:

1.3.1 Except with respect to the grant of any Options granted hereunder, payments in respect of any Award granted hereunder shall be made solely upon one or more pre-established objective goals. Such goals shall be established in writing by the Committee not later than 90 days following the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal. In no event will a goal be considered to be pre-established if it is established after 25 percent of the period of service (as scheduled in good faith at the time the goal is established) has elapsed. Any performance goal established in respect of any payment, delivery or lapse of Restrictions with respect to any Award intended to qualify as performance based compensation contemplated by this Section 1.3.1 shall otherwise comply with the terms and conditions of Treasury regulation section 1.162-27(e)(2) as may be applicable.

1.3.2 The business criteria on which any performance goal determined under Section 1.3.1 hereof is based by the Committee shall include one or more of the following, to the extent consistent with the applicable requirements of Treasury regulation section 1.162-27(e)(2): funds from operations, funds from operations per share, net income, net cash provided by operating activities and dividend per share. With respect to any grant under the Plan intended to constitute “performance-based compensation” for any Participant, the maximum amount of compensation that could be paid to any Participant under this Plan for any Fiscal Year is two million dollars ($2,000,000).

1.3.3 Except as may be provided in any Award Agreement, no payment, delivery or lapse of any Restrictions hereunder in connection with any Award intended to qualify as performance-based compensation shall be made to any Participant prior to the time at which this Plan has been approved by shareholders of the Company consistent with Treasury regulation section 1.162-27(e)(4).

1.3.4 The Committee must certify in writing prior to any payment, delivery or lapse of Restrictions with respect to any Award hereunder that the performance goals and any other material terms established by the Committee for any Participant’s Awards have been satisfied in a manner consistent with Treasury regulation section 1.162-27(e)(5).

SECTION 2

DEFINITIONS

2.1 The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 “Award” means, individually or collectively, an Option Award, a Restricted Stock Award or an Other Stock-Based Award.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, as approved by the Committee.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cause” means (i) Participant’s conviction of a felony or any crime involving moral turpitude, (ii) any public disparagement by the Participant of the Company, or (iii) the willful engaging by the Participant in conduct materially injurious to the Company, monetarily or otherwise.

2.7 “Change in Control” shall have the meaning assigned to such term in Section 12.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the committee appointed by the Board pursuant to Section 4.1 to administer the Plan.

2.10 “Company” means UMH Properties, Inc. a Maryland corporation, or any successor thereto.

2.11 “Director” means a director of the Company.

2.12 “Disability” means a permanent and total disability that qualifies a Participant for disability benefits under the Company’s long term disability plan; or if no such plan is maintained, a permanent and total disability that renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.13 “Employee” means any employee of the Company or its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.15 “Fair Market Value” means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; or (ii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee by a reasonable valuation method consistent with Section 409A of the Code.

2.16 “Fiscal Year” means the fiscal year of the Company.

2.17 “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.

2.18 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 “Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.21 “Option Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options or Incentive Stock Options.

2.22 “Other Stock-Based Award” means a grant under Section 8.1 of the Plan of a stock payment, stock bonus award, stock-based performance award or other stock-based incentive award (other than an Option Award or a Restricted Stock Award), which may include, without limitation, deferred stock, deferred stock units, stock-based performance awards and/or other stock and stock-based awards in payment of retainers, committee fees, and meeting-based fees.

2.23 “Participant” means an Employee or Director of the Company who has an outstanding Award under the Plan.

2.24 “Plan” means the UMH Properties Inc. 2013 Stock Option and Stock Award Plan, as set forth in this instrument and as hereafter amended from time to time.

2.25 “Restricted Period” means the period of time during which a Restricted Stock Award to Participant (s) remains subject to the Restrictions imposed on the Shares as determined by the Committee.

2.26 “Restrictions” mean the restrictions and conditions imposed on a Restricted Stock Award as determined by the Committee, which must be satisfied in order for a Participant to become vested in a Restricted Stock Award and receive the underlying Shares free of Restrictions.

2.27 “Restricted Stock” means an award of Shares on which is imposed a Restriction Period.

2.28 “Restricted Stock Award” means a grant under the Plan of Restricted Stock.

2.29 “Retirement” means, with respect to employee Participants, a Termination of Service by reason of an individual’s retirement on or after attaining age 65 (or any earlier normal retirement age specified in a Company-sponsored qualified retirement plan), and with respect to Director Participants, expiration of the term of service on the Board by reason of the Participant’s failure to be elected to the Board pursuant to a regular election or his or her decision not to stand for re-election to the Board.

2.30 “Shares” means the shares of common stock, $.10 par value, of the Company.

2.31 “Subsidiary” means, consistent with Section 424(f) of the Code, any corporation (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.32 “Termination of Service” means, a cessation of the employee-employer relationship between such person and the Company or a Subsidiary for any reason unless there is a simultaneous reengagement of the person by the Company or a Subsidiary.

SECTION 3

ELIGIBILITY

3.1 Participants. Awards may be granted in the discretion of the Committee among Directors, key employees and officers of the Company and its Subsidiaries.

3.2 Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

SECTION 4

ADMINISTRATION

4.1 The Committee. The Plan shall be administered by the Compensation Committee comprised of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (as required by Section 162(m) of the Code). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2 Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards and determine who shall receive Awards, (b) prescribe the terms and conditions of the Awards, (c) determine the time or times and conditions subject to which Awards may become vested, deliverable, exercisable, or as to which any restrictions (including, without limitation, any Restrictions) may apply or lapse, (d) accelerate the time at which all or any part of an Option may become vested or exercisable, or accelerate the time at which the Restrictions on any Restricted Stock Award may lapse, (e) amend or modify the terms and conditions of an Award with the consent of the Participant, (f) interpret, construe and implement the Plan and the Awards, (g) adopt rules, policies, and other procedures for the administration, interpretation and application of the Plan as are consistent therewith and (h) make all other determinations necessary or advisable for the administration of the Plan and or any Award granted hereunder, subject to the exclusive authority of the Board under Section 10.1 to amend or terminate the Plan.

4.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 or the deductibility of Awards under Section 162(m) of the Code. The Company’s full Board of Directors will act as the Committee and administer the Plan with respect to any awards granted under the Plan to Directors who are not also Employees.

4.4 Factors to Consider for Granting Awards. In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual’s salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.5 Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.6 Committee Governance. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an Award shall be effective only if a written agreement is duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

SECTION 5

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares. Subject to adjustment as provided in Section 5.3, the maximum number of Shares available for grant under the Plan will be five million (5,000,000) Shares (which includes the three million (3,000,000) shares previously authorized under the Original Plan), minus the total number of Shares with respect to which Awards under the Original Plan are outstanding at the time stockholder approval of the Plan is obtained. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof. The number of Shares in respect of Incentive Stock Options which may be granted hereunder shall not exceed five million (5,000,000) Shares, as may be adjusted pursuant to Section 5.3 hereof, minus the total number of Shares with respect to which Awards in respect of Incentive Stock Options under the Original Plan are outstanding at the time stockholder approval of the Plan is obtained. The maximum number of Shares underlying Awards that may be granted in any one Fiscal Year to a Participant shall be two hundred thousand (200,000), as may be adjusted pursuant to Section 5.3 hereof.

5.2 Adjustments in Shares Available for Certain Events. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for grant under the Plan.

5.3 Adjustments in Awards and Authorized Shares. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall, consistent with Section 409A of the Code, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards.

5.4 Repurchase Option. The Board may include in the terms of any Award Agreement that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to any Award granted under the Plan upon a Participant’s Termination of Service. The terms of such repurchase right shall be set forth in the Award Agreement.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. Subject to Section 12.1 hereof, each Option may be exercised only after one (1) year of continued employment by the Company or one of its Subsidiaries immediately following the date the Option is granted.

6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3 Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

6.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or, consistent with Section 422(c)(5) of the Code, one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

6.3.3 Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company consummates a corporate transaction within the meaning of Treasury regulation section 1.424-1(a)(3), persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, consistent with Treasury regulation section 1.424-1 with respect to an Incentive Stock Option and Treasury regulation section 1.409A-1(b)(5)(v)(D) with respect to a Nonqualified Stock Option, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4 Expiration of Options.

6.4.1 Expiration Dates. Except as provided in Section 6.7.3 regarding Incentive Stock Options, each Option shall terminate upon the earlier of the first to occur of the following events:

(a) The date(s) for termination of the Option set forth in the Award Agreement;

(b) The date determined under Section 6.8 regarding Termination of Service; or

(c) The expiration of ten (10) years from the Grant Date.

6.4.2 Committee Discretion. Subject to the limits of Section 6.4.1, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable, and may, after an Option is granted, extend the maximum term of the Option (subject to Section 6.7 regarding Incentive Stock Options). Notwithstanding the foregoing, however, in no event shall an Option term be extended so as to subject such Option to Section 409A of the Code.

6.5 Exercisability of Options.

6.5.1 Timing of Exercise. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate the exercisability of the Option. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

6.5.2 Restrictions on Exercise. The Committee may postpone any exercise of an Option for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option to sell or deliver Shares in violation of any federal or state securities or other law. Any such postponement shall not extend the term of an Option as set forth in Section 6.4.1; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Participant, to any successor of a Participant or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement.

6.6 Payment.

6.6.1 Notice. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.6.2 Form of Payment. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan and with all applicable laws and regulations, provided that such other means shall be set forth in the Award Agreement.

6.6.3 Delivery of Certificates. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates (which may be in book entry form) representing such Shares.

6.7 Certain Additional Provisions for Incentive Stock Options.

6.7.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

6.7.2 Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or its Subsidiaries on the Grant Date.

6.7.3 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, consistent with Section 422(c)(5) of the Code, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.8 Termination of Service.

6.8.1 Termination for Cause. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

6.8.2 Termination Due to Death or Disability. Unless otherwise specifically provided in the Award Agreement, an otherwise outstanding and then exercisable Option may not be exercised beyond the later of (i) three (3) months after a Participant’s Termination of Service due to death or Disability and (ii) the date on which such Option was scheduled to expire pursuant to its original terms. Any Options not exercisable at the time of such Termination of Service shall terminate and be forfeited.

6.8.3 Termination for Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised beyond the later of (i) three (3) months after a Participant’s Termination of Service for any reason other than described in Section 6.8.1 or 6.8.2 and (ii) the date on which such Option was scheduled to expire pursuant to its original terms. Any Options not exercisable at the time of such Termination of Service shall terminate and be forfeited.

6.9 Restriction on Option Transfer. Except as otherwise determined by the Committee and set forth in the Award Agreement in connection with any Nonqualified Stock Option, no Option may be transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, except that the Committee may permit a transfer, upon the Participant’s death, to beneficiaries designated by the Participant as provided in Section 9.5.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Award.

7.2 Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms and conditions established by the Committee as of the Grant Date. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of the Restricted Stock Award, including the Restriction Period of the Award and the Restrictions applicable to the Award, including, but not limited to employment status, director tenure, performance goals, rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

7.3 Termination of Service during Restricted Period.

7.3.1 Termination of Service Due to Death or Disability. Unless otherwise specifically provided in the Award Agreement, the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of such termination.

7.3.2 Termination of Service Due to Involuntary Termination Without Cause After Meeting the Definition of Retirement. Unless otherwise specifically provided in the Award Agreement and except with respect to any Restricted Stock Award that is intended to constitute performance based compensation under Treasury regulation section 1.162-27(e), the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of any Termination of Service that constitutes an involuntary termination of employment or separation from service with the Company and its Subsidiaries other than for Cause on or after the Participant has met the definition of Retirement. The Committee in its sole discretion shall have the ability to determine whether any Termination of Service is voluntary or involuntary.

7.3.3 Termination of Service for Other Reasons. Unless otherwise specifically provided in the Award Agreement, a Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed in the event of such Participant’s Termination of Service for any reason other than Sections 7.3.1 or 7.3.2 which Termination of Service occurs prior to the expiration of the Restricted Period.

7.3.4 Performance Based Compensation. Notwithstanding any other provision of this Section 7.3, to the extent any Restricted Stock Award is intended to qualify as “performance based compensation” (within the meaning of Treasury regulation section 1.162-27(e)), the Restrictions on such Restricted Stock Awards shall not lapse pursuant to Section 7.3.2 but solely upon the attainment (and the Committee’s valid certification) of any pre-established performance goal requirement as contemplated by Section 162(m) and the Treasury regulations promulgated thereunder.

7.4 Rights of a Stockholder. The Committee may provide in any Award Agreement a Participant’s right to vote Shares in respect of any outstanding Restricted Stock Award and rights and terms and conditions to receive dividends and other distributions payable with respect to such Shares that may become payable beginning from and after the Grant Date in respect of any Restricted Stock Award.

7.5 Issuance of Restricted Stock. The number of shares of Restricted Stock granted shall be recorded on the books of the Company in the name of the Participant. The Company shall instruct its stock transfer agent to place a stop transfer order on the Restricted Stock until such time as the Restrictions thereon shall lapse. In the event that the Participant shall forfeit all or any portion of the Restricted Stock, the shares which are forfeited automatically shall be transferred back to the Company.

7.6 Tax Consequences. The Committee, in its sole discretion, may permit a Participant recipient who receives a Restricted Stock Award to timely may make an election under Section 83(b) of the Code (a “Section 83(b) Election”).

7.7 Transferability. The Shares subject to Restricted Stock Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant, during the Restricted Period.

SECTION 8

OTHER STOCK-BASED AWARDS

8.1 Grant of Other Stock-Based Awards. Subject to the terms and provisions of the Plan, Other Stock-Based Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the terms and conditions of each Other Stock-Based Award, including the number of Shares subject to each Award, the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which a Participant is otherwise entitled.

SECTION 9

MISCELLANEOUS

9.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

9.2 Participation. No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

9.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

9.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unexercised Award shall be transferred in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining at the Participant’s death shall be transferred to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.6 No Rights as Stockholder. No Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

9.7 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

9.8 Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.9 Investment Representation. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

9.10 Specified Employees. In the event any Participant is deemed to be a Specified Employee, as described in Section 409A of the Code, and the Committee determines that Section 409A of the Code would require a six-month delay with respect to any payment hereunder to avoid the imposition of any additional taxes under Section 409A with respect to such Specified Employee, such payment subject to such delay shall be paid at the earliest date permitted under Section 409A of the Code.

9.11 REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded and, with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)       to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Ownership Limit (as defined in the Company’s charter, as amended from time to time) or any other restriction on ownership and transfer of the Company’s stock set forth in the Company’s charter, as amended from time to time; or

(b)       if, in the discretion of the Committee, the grant, vesting, exercise or settlement of such award could impair the Company’s status as a REIT.

9.12 Effect of Plan upon Other Compensation Plans. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

9.13 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

9.14 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.15 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

9.16 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s qualification under the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 10.1 shall remain in effect thereafter; provided, however, that without further stockholder approval, no Award may be granted under the Plan after the tenth (10th) anniversary of the effective date of the Plan, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date.

SECTION 11

TAX WITHHOLDING AND TAX BONUSES

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

11.2 Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

11.3 Tax Bonuses. The Committee shall have the authority, at the time of grant of an Option or at any time thereafter, to approve tax bonuses to designated Participants. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter; provided, however, that any tax bonus awarded by the Committee shall be paid to the affected Participant no later than the last day of the Participant’s taxable year next following the Participant’s taxable year in which the related taxes are remitted to the taxing authority. Except as may be provided by the Committee, no such tax bonus shall be granted to the extent the Committee determines it would result in any additional tax under Section 409A of the Code.

SECTION 12

CHANGE IN CONTROL

12.1 Change in Control. Notwithstanding Section 6.1, if provided under the terms of an Award Agreement for a Stock Option, Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements. In the case of a Restricted Stock Award where there is a Change in Control during the Restricted Period, the Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction.

12.2 Definition. For purposes of the Plan, a Change in Control shall be deemed to have occurred at any of the following times:

       (a) Upon the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its affiliates, or any person, entity, or group that has beneficial ownership at the date of the adoption of this Plan of 20% or more of the outstanding shares of common stock of the Company, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company’s then outstanding voting securities. “Combined Voting Power” means, as to any corporation or other entity, the combined voting power of such corporation’s or entity’s then outstanding voting securities generally entitled to vote in the election of directors, or comparable governing body, or the combined voting power of any other entity’s voting securities which directly or indirectly has the power to elect a majority of such directors or members of a comparable governing body of such other entity.

(b) At the time individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Subsection (b), considered as though such person were a member of the Incumbent Board; or

(c) Upon the consummation of a merger, consolidation or other similar reorganization involving the Company and one or more other entities (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such merger, consolidation or reorganization do not, immediately thereafter, own more than 50% of the Combined Voting Power of the merged, consolidated or reorganized entity’s then outstanding voting securities) or the consummation of a sale of all or substantially all of the assets of the Company (other than a transaction in which persons who were shareholders of the Company immediately prior to such sale immediately after the consummation thereof own more than 50% of the Combined Voting Power of the entity acquiring such assets) or the approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company; or

(d) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

13.4 Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

13.6 Captions. Captions are provided herein for convenience of reference only and shall not serve as a basis for interpretation or construction of the Plan.

13.7 Section 409A. It is intended that the Plan shall be and shall remain largely exempt from Section 409A of the Code. However, if Section 409A of the Code is deemed to apply to the Plan or any payments or awards hereunder, then the Plan, payments or Awards shall be structured, interpreted and administered by the Committee to be consistent with the requirements of Section 409A of the Code. Any provisions of Section 409A of the Code (or any guidance thereunder) which are required to be in the Plan, and which are not already contained herein, are hereby incorporated by reference.

UMH PROPERTIES, INC.

By:

Title:

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UMH PROPERTIES, INC.

The Board of Directors recommends you vote FOR ALL the Director Nominees listed below:

	For All	Withhold All	For All Except
1. Election of four Class III Directors, each to serve until the 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anna T. Chew
02) Eugene W. Landy
03) Samuel A. Landy
04) Stuart D. Levy

The Board of Directors recommends you vote FOR Proposals 2 and 3:

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the four nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) FOR the amendment and restatement of the Company's 2013 Stock Option and Stock Award Plan, and (iv) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date